Exhibit 99.1

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MKS Instruments, Inc.

Call to Announce Agreement to Acquire Electro Scientific Industries, Inc.

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Operator: Greetings, and welcome to MKS Instruments to acquire Electro Scientific Industries call. At this time all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Seth Bagshaw, Chief Financial Officer. Please go ahead.

Seth Bagshaw: Thank you. Good morning, everyone. I’m Seth Bagshaw, Senior Vice President and Chief Financial Officer of MKS Instruments, and I’m joined this morning by Jerry Colella, our Chief Executive Officer, and John Lee, our President and Chief Operating Officer.

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Earlier today MKS issued a press release announcing our agreement to acquire Electro Scientific Industries, Inc. You may obtain a copy of this press release, along with our slide presentation, on our website, www.mksinst.com. This call is being webcast live, and a replay will be available on the Investor Relations section of our website.

As a reminder, various remarks that we may make about future expectations, plans and prospects for MKS comprise forward-looking statements. Actual results may differ materially from those indicated by these statements as a result of various important factors, including those discussed in today’s press release and in MKS’s and ESI’s most recent annual reports on Form 10-K and most recent quarterly reports on Form 10-Q. These statements represent the expectation of MKS and ESI only as of today and should not be relied upon as representing either company’s estimates or views as of any date subsequent to today. And each of MKS and ESI specifically disclaims any obligation to update these statements.

Now, I’ll turn the call over to Jerry to describe the proposed combination.

Jerry Colella: Thanks, Seth. Good morning, everyone, and thank you for joining us on the call today. During this call we’ll be referencing a slide presentation posted on our Investor Relations section of our website, www.mksinst.com. Now please turn to Slide 5.

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We are very excited to have entered into an agreement to acquire ESI. MKS and ESI have complementary solutions that will broaden our position in key industrial markets. The proposed combination underscores our strategy of growing our advanced markets capability and bringing together two leading process solution providers of instruments, components and systems.

Please turn to Slide 6. ESI’s core competency as an innovator in laser-based manufacturing solutions for the micro-machining industry are highly complementary to MKS’s laser, motion and photonics portfolio. We anticipate that this combination will accelerate our innovation by leveraging component and systems expertise to provide rich and robust solutions to meet the challenges of our customers’ evolving technology needs. We expect to deliver on our philosophy of “Solve Together, Succeed Together” by bringing the best technologies and high quality, reliable solutions in partnerships with our customers.

Turning to Slide 7, for some of you who might be unfamiliar with ESI, let me provide a brief overview of the company. ESI was founded over 70 years ago and is publicly traded with revenues of $304 million in calendar year 2017. They are headquartered in Portland, Oregon and have a global presence with over 600 employees. ESI’s systems are designed to enable manufacturers of electronic components and devices to improve their production capabilities and commercialize technologies through laser processing. ESI’s systems deliver superior

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throughput, flexibility and precision in the processing of a wide range of materials. The result is enhanced capabilities with lower cost of ownership, enabling customers to more easily meet new and challenging market requirements.

Now let me turn the call over to John to discuss the technological capabilities and solutions that we will bring together in this proposed combination.

John Lee: Thanks, Jerry. Please turn to Slide 8. We expect the proposed combination of MKS and ESI to enable us to further deliver on our strategy of enhancing our Surround the Workpiece offerings, with ESI adding deep systems expertise and technical understanding of laser materials processing interactions. Surround the Workpiece is our comprehensive solution that comprises laser sources, beam delivery and conditioning, motion, vibration isolation and process control. ESI’s expertise in synchronizing, optimizing and controlling critical process parameters has led to the development of cutting-edge systems for, among other things, via hole drilling of printed circuit boards. ESI is a natural extension of our Surround the Workpiece offerings and will strengthen our presence in key segments of advanced markets.

Turning to Slide 9, we’ve enjoyed a long-standing partnership with ESI, having supplied lasers, motion stages and photonics products for many years. In addition to ESI’s leadership in printed circuit board manufacturing, we are particularly attracted to their experience and know-how

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with complex laser materials processing applications. We expect these added capabilities will accelerate the roadmaps, performance of our lasers, motion, photonics products. From this technical synergy, we expect to develop additional innovative and cost-effective solutions for future materials processing applications.

Please turn to Slide 10. With the proposed acquisition, we will significantly increase our potential growth opportunities by expanding our SAM by $2.2 billion across multiple advanced markets, such as printed circuit board manufacturing, industrial machining and electronics component testing.

Please turn to Slide 11. We expect that the addition of ESI will lead to a more balanced end market profile for MKS, creating an approximate 50-50 revenue split between semiconductor and advanced markets. On a pro forma 2017 calendar year basis, revenue in advanced markets would be $1.1 billion, or a 34% increase compared to MKS on a standalone basis.

Turning to Slide 12, MKS and ESI’s technology and product portfolios are highly complementary. We expect that the expertise and know-how across both companies pertaining to lasers, materials processing and the complex applications they support will provide opportunities for collaboration, innovation and ground-breaking solutions for our customers.

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Now I would like to turn the call back to Seth to review the financial details of the proposed combination.

Seth Bagshaw: Thank you, John. Let me go through some of the financial highlights of the transaction. Please turn to Slide 13. As noted in the press release, MKS announced an agreement to acquire ESI for $30 per share in an all cash transaction valued at approximately $1 billion. We expect to generate annualized cost synergies of $15 million within 18 to 36 months of closing, driven by both synergies in cost of goods sold from our combined operating scale, as well as operating expense synergies, including redundant public company expenses. We expect the transaction to be accretive to both non-GAAP net earnings and free cash flow during the first 12 months post-closing. MKS will finance the transaction with available cash on hand up to $650 million in committed term loan debt financing, which will have no financial maintenance covenants.

In addition, we have obtained a commitment for a $100 million asset-based revolver to fund future working capital requirements as needed. The transaction has already been unanimously approved by the Board of Directors of both companies, subject to customary closing conditions, including regulatory approvals and ESI shareholder approval. Expect to close in the first quarter calendar year 2019.

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As we have demonstrated in the past, we committed to maintaining a robust capital structure. On a pro forma basis, so if the (sp) transaction closed on June 30, 2018, we expect the combined company to have a strong balance sheet with combined pro forma net cash and investments of approximately $400 million and total term loan debt outstanding of $1 billion. This will result in pro forma trailing 12-month gross leverage, defined as debt to adjusted EBITDA, of 1.3 times and pro forma net leverage of 0.8 times. Actual leverage ratios depend upon a number of factors to be determined at the time of the closing.

As successfully done in the acquisition of Newport Corporation, our goal is to manage the combined capital structure to reduce indebtedness. Furthermore, this transaction does not impact our ability to continue quarterly dividends.

Please turn to Slide 14. We have acquired and successfully integrated over 15 companies since we became a public company in 1999 by applying the MKS business processes to achieve growth and profitability goals. We are very excited about this opportunity and look forward to working closely with the ESI team to continue building a strong combined growing business for the long-term.

At this point, I’d like to turn the call back over to Jerry.

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Jerry Colella: Thank you, Seth. Please turn to Slide 15. We believe this is a compelling combination, which will drive value for all of our stakeholders. For investors, we believe this is a significant opportunity to benefit from a transaction that we expect to offer near-term financial upside, as well as longer-term benefits from synergies. We also believe the acquisition will significantly expand our addressable market, especially in advanced markets, and position MKS for continued long-term success.

For customers, we believe the combination of these two companies will create an innovation leader in advanced materials processing and further our strategy of enhancing our Surround the Workpiece offering. We also expect the transaction to strengthen our position as a natural partner for our customers whose technological problems are becoming increasingly complex. And finally, we expect the combined worldwide workforce to benefit from a wide range of opportunities to work with a market leader with great technology and solutions. I truly believe this is a great next step for both companies and look forward to working closely with the ESI team.

And with that, we would be happy to take your questions.

Operator: Thank you, sir. At this time we’ll be conducting a question-and-answer session. If you would like to ask a question, please press star one on your telephone keypad. A

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confirmation tone will indicate your line is in the question queue. You may press star two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions.

Our first question today comes from Tom Diffely of D.A. Davidson. Please go ahead.

Tom Diffely: Yeah, good morning. Congratulations on what looks like a great acquisition here. First question, what was the extent of your supplier customer relationship with ESI in the past?

John Lee: Hey, Tom, it’s John. So we have in the past, for many, many years, supplied different kinds of critical (sp) components to ESI. We mentioned lasers, we mentioned motion, and of course other beam-steering type optics.

Tom Diffely: Okay. Is there any way to kind of quantify what the relationship was and what might be the impact going forward to the current model?

John Lee: I think we’re not ready to do that, number one because it changes as we win market share, and we have been in the recent history. So that actually—that number will change, actually, going forward if we had stayed independent.

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Tom Diffely: Okay. And then maybe just a little bit of discussion on what—was it the flex circuit drilling market that’s taken off over the last year that really attracted you here, or was it just purely the depth of their technical know-how being around for so long that you thought you could utilize them many different ways? What was the key driver of this acquisition?

Jerry Colella: Yeah, so Tom, this is Jerry. So I think really we’ve announced a while ago our strategy, Surround the Workpiece, and the work that ESI does is critical and crucial to that. And we think that they’re excited about the growth of 5G. We’re excited about their end viewpoint in HDI. We think that’s a tremendous opportunity for them. We also like the fact that they have business in the semiconductor space, in scribing, dicing and marking of wafers, and we expect to leverage our semiconductor relationships as we have done with the Newport Corporation. As of today, we have over $58 million worth of cross-sell wins between the V&A unit and L&M business units, supporting the L&M growth. And we think there’s a lot of opportunity.

Beyond the flex PCB work that they do, they also are in component resistor trimming and capacitor testing. So there’s a whole series of opportunities for technology. And we think the team there has done a great job with that company. It’s an older company, but the work that the management team has done in the last few years has really attracted us as a high-value technology company with tremendous market opportunity in the future. And as you know, the

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MKS business has a wide and deep portfolio. And we’ve leveraged those portfolios by combining pressure and flow to make integrated subsystems. We imagine taking the capability of our laser group, the Spectra-Physics group, and the know-how of ESI to make some compelling, game-changing systems in the future.

Tom Diffely: Great. And then finally, when you look at ESI it’s typically, or historically been a little more seasonal, less cyclical, more seasonal. How does that fit into your overall diversification strategy?

Jerry Colella: Well, living in a glass house like we do in the semiconductor market it’s hard to be critical of that, right? But I think it will be fine. I mean, we understand how to manage seasonal and cyclical businesses. It’s part of our DNA for the last 35, 40 years. So we expect that it’s a good fit. I think they’ve done a good job managing their business. I don’t see anything different with the way they manage it, the way we well. We’ll just add more strength and worldwide footprint to supplement any type of seasonal dip or cyclicality in the business. We’re not the least bit concerned about it.

Tom Diffely: Okay, great. Well, congratulations, and thanks for the questions.

Jerry Colella: Thank you.

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John Lee: Thank you, Tom.

Operator: The next question is from Krish Sankar of Cowen. Please go ahead.

Krish Sankar: Yeah, hi. Thanks for taking my question. I have a few of them. Jerry, I mean, if you can answer this, I’m just kind of curious, were there other bidders for the asset (sp)?

Jerry Colella: I have no idea. All I know is our engagement in the process.

John Lee: Yeah, I think, Krish, you’ll see there will be a proxy to be filed at some point in the future. That’s probably the best reference I can give you at this point.

Krish Sankar: Gotcha. No worries. And then a couple other questions. One is, you know, ESI being, from my understanding, being a regional (sp) manufacturing in the US and also I think assembly in Singapore, how does that tie into your plans from a cost synergy perspective?

Jerry Colella: Well, you know, we think Singapore is a great opportunity for MKS. We don’t really have any plans to announce about what we’re going to do with structure, but you know we already have, we think, effective, low-cost operations in Mexico and China, and if we add Singapore to it, that’s great. We at one time actually thought about starting an operation in Singapore, so it actually fits nicely in our long-term operational strategy.

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Krish Sankar: Got it, got it. And then, Jerry, I think you kind of mentioned in the earlier comments that one of the things that attracted you was their HDI PCB opportunity, but I was under the impression their HDI PCB market share is actually well under 5%. So I’m kind of curious, how can MKS help grow the share, or is that more of your organic ESIO effort under the MKSI umbrella?

Jerry Colella: Well, I’ll tag team with John. We see that as an opportunity. You know, we think that their technology is compelling. We’ve looked at what their opportunity is there with that technology. We think with our relationships and the size of the company we can leverage that because of our capacity to fund engineering budgeting. So we actually saw that as an attractive part of the business. So we don’t see the (inaudible) we see something we’re really looking forward to leveraging. John, I don’t know if you want to make any additional comments on it.

John Lee: Yeah, Krish, I think, you know, they’ve been in HDI for a little bit, but the new management team has publicly said, and we’re happy to see that they’re working on a next generation tool that should differentiate and allow them to take some market share. So really that’s just leveraging off what they’ve already done, and then as Jerry said, supporting them with the larger MKS umbrella.

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Krish Sankar: Got it, got it. And then I have two other questions. One is, you know Jerry, it makes a lot of sense from a diversification strategy standpoint, but it looks like ESI (inaudible) has exposure more to like PCBs and partial (sp) components. So is this truly like diversification, or still like, you know, expanding your SAM, but still you’re still more levered to semis?

Jerry Colella: Well, it’s not really semi. It’s more of an industrial market. It’s not tied to WFE. It’s not related, really, for the most part to chips other than the scribing, dicing and marking of wafers, capacitor production, resistor trimming and the PCB production. We’re a technology company. We are a technology, industrial market company. We’re not going to go buy a football team or a bread company. We’re staying true to our roots, and I think we have diversified. We no longer have to worry about what the WFE or the OEMs are doing. This is a different market. But it’s a technology bent that we are very comfortable with.

John Lee: Yeah, Krish, I would also add that flexible PCB, well you’re right; they are used in some microelectronics products. They, I guess, would be tied to semi in some ways, but they’re also used in many other applications like automotive, which are very different kinds of industries from WFE, as Jerry said.

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Jerry Colella: And the ESI technical team has a great understanding of the applications of lasers. And we believe that the combination of those—these companies that can collaborate at the technical level can enhance the capability of our lasers coming out of our Spectra-Physics group. So we think it’s very synergistic in terms of technology in the markets, and it truly is a diversification.

Krish: Got it, got it. That’s very helpful. Then just last question, either for Jerry or John, does ESIO, with all the PCB exposure and everything, compete with Orbotech, and if so, do you guys end up competing with the customers like KLA?

John Lee: No, they’re really about inspection, Orbotech and KLA are about inspection in that backend market. We’re really about tools that actually manufacture those PCBAs.

Krish Sankar: Got it. Thanks, John. That’s very helpful.

John Lee: Okay.

Operator: The next question is from Sidney Ho of Deutsche Bank. Please go ahead. Sidney Ho, your—

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Sidney Ho: Hi. Sorry about that. Congratulations on the announcement. Just on the revenue front, how much product overlap is there, if any, between the two companies? Or how much customer overlap do you guys have? And also, just curious, how do you think about revenue synergies down the road? I think you talked about the two companies probably develop products in the future. Curious how long that will take for these products to come to market.

Seth Bagshaw: Yeah, Sidney, there’s almost no product overlap. They’re a systems company, and you know we are a subsystem company. So that’s the answer to the first question. In terms of how long it would take, certainly we can’t really comment on that. We expect to, as we integrate the two companies, but right now we’re still independent. And so we believe that there will be lots of capability that—on both sides—that will be synergistic. But the product development cycle really depends on what we find when we start integrating.

Jerry Colella: Yeah, I think obviously we’ll be looking at the technology—Chief Technology Officer group that we have looking at how we leverage their technology. But our first opportunity is how we leverage cross-selling across different markets for each other, and the content and the tools. So that will be the focus while we’re looking at long-term roadmap development with the Chief Technology Officer group that we have.

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Sidney Ho: Okay, great. My next question is on the cost synergy side. You guys have done a great job with cost synergies in past acquisitions. For this one, can you talk about that $15 million that you identified? Where would they come from, and will they come kind of linearly (sp) over the 18 to 36 months you guys talked about?

Seth Bagshaw: Yeah, so see this is (inaudible). So yeah, you’re right. When we did the Newport transaction we were very successful in that integration process, and we expect the same type of opportunity with ESI. In terms of the timeframe, you know, in terms of the timing of that, again, the best data I have and can give right now is 18 to 36 months. We’ll try to obviously go as fast as practical. We also have talked, in the prepared remarks, that those cost synergies are things like potential scale. Now we’ll be able to roll in ESI’s raw material requirement buying requirements into our overall scale. So we think there’s opportunity there to leverage that across the supply chain. And then there’s always public company costs, some insurance that will be able to optimize as well. So I kind of keep in those broad categories. And again, we feel very comfortable with the timeframe (inaudible) we put in there, and also the amount we’ve talked about.

Jerry Colella: We’re very pleased with the financial condition of the company. Michael Burger and his team have done a great job since they’ve come in. You know, when we talk with them it’s like listening to ourselves or looking in the mirror, so I think they’ve done a good job leaning

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the organization out and looking at the costs. So we think combining our strengths, like Seth said, in supply chain management, global footprint, things along that line. But this is a well-run company, and they’ve done a great job financially.

Sidney Ho: Yeah, actually my last follow-up to that is if you look back at Newport it was an opportunity for you guys to drastically improve the operating margin, but these guys are actually quite a well-run company. So is it fair to say that this is more a diversification story than less of an operational improvement opportunity?

Jerry Colella: Yeah, I think that makes sense. You know, we’re very pleased with Newport and the work that was done there, and we’re proud of it. It also, I think, signals to our investors and the analysts that we understand how to acquire a company that’s slightly outside of our space and work well with it. But I do think this is well-run. But I think there’s lots of revenue synergies and opportunity for systems development, and we like the markets they’re in, and it is a diversification play. We’re no—this is not tied to WFE. I don’t have to answer any questions about WFE in this business (sp) (inaudible) future. So we think it’s a great opportunity, and we do think they’ve done a great job with it. We’re very proud of the work that they’ve done.

Sidney Ho: Excellent. And congrats again.

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John Lee: Thank you, Sidney.

Operator: As a reminder, if you would like to ask a question please press star then one on your telephone. The next question is from Patrick Ho of Stifel. Please go ahead.

Patrick Ho: Thanks very much, and congrats, guys. I think you’ve got a nice gem here. Maybe first off as a follow-up to the cost synergy question, the $15 million, can you just give a kind of broad breakdown of how you look at it between cost of goods and the OpEx line?

Seth Bagshaw: Yeah, I think, Pat, it’s roughly half-and-half we think.

Patrick Ho: Great. Maybe as a follow-up, actually for John, you’ve talked about the long-standing relationship between the two companies, you know, as partners and as a supplier and customer agreement. You know, looking at the opportunities and some of the products that you can sell into ESI, I believe that you guys have gained share within ESI. Can you maybe just give some anecdotal or just some color about how you’ve increased your presence within ESI and maybe how that may have helped in terms of getting this deal done?

John Lee: Certainly, as I said, we’ve had a long-term relationship, and there are many opportunities for design-ins on various products, as we’ve talked about lasers, and motion and optics. And you know, we’re happy with the share we’ve won over the last couple years, and

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you know, I think that’s part of a growth story for Newport as we’re winning share, not just companies—customers of ESI, but with other customers. So I think in general that’s the path we’ve—the newer path and relationship with ESI, as well, similar to other customers.

Patrick Ho: Great. Thank you again.

Jerry Colella: Thank you, Patrick.

Operator: The next question is from Weston Twigg of KeyBanc. Please go ahead.

Weston Twigg: Hi. Thanks for taking my question. Really I just wanted to dig into this idea that this essentially takes you from being a subsystems component supplier to a total system supplier. And to me that feels like a pretty big change and not your core competency, so I was wondering if you could, I don’t know, maybe talk about why you feel comfortable moving into the systems space and how that, I guess, changes your view of yourself as a company.

Jerry Colella: Well, Wes, this is consistent with our statement that we are a well-run company. That’s very self-serving, but that’s true. I’ve said in the past we could be a private equity firm if we needed to be. We understand how to buy assets and how to operate them effectively. And when I became CEO five years ago, I said that what we were going to do was to move from a

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concentric company that was focused on singular markets, singular technology, singular customer base, and migrate to the middle between that and a conglomerate, a firm that sits over independent business units and absorbs the funds up into the mothership. And that’s exactly where we are.

And our success is running businesses. When we went public in 1999 we didn’t know anything about how to make power supplies, how to deal with OEMs and service groups in terms of that. When we bought the ASTeX Group, their chamber cleaning and plasma (inaudible), there was no idea how to handle that as far as a technology. When we bought Newport everybody said what did you just do? You just went off into a market with products and customers you know nothing about. And today they are at an $800 million run rate after running $600 million for almost four years and 27% operating income versus 10% two years ago. And the company is intact and running well. We didn’t know anything about lasers. We had no idea about the applications that they had.

And so I don’t see this as being any different. What we don’t do is we don’t go in and run roughshod as corporate raiders in a company and ruin it. What we do do is look at the strength, the (inaudible) condition of the company and the strength of what they do. Typically the teams, we prefer to keep them intact because that’s just the way we’ve done things in the past. But we can’t make commitments to that.

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And we have people here who have worked at systems companies. And running a business is just managing a business, and that’s what we do very well. The fact that they happen to be in a different part downstream in the supply chain or different ecosystem means nothing. We knew nothing about running a business in Korea. And in 2012 we had $62 million worth of business. We bought a company in Korea that was part of the ecosystem, and in 2017 have over $240 million worth of business. So running a company, it’s universal theory of management, and that’s what this group knows how to do. So I’m not the least bit concerned that they’re a systems business and we won’t understand how to work in partnership with the great management team that’s done an effective job with that.

Weston Twigg: Okay, that’s helpful. That’s good color. And then the other question I have is just on the growth rate. You talked about an expanding SAM, but how—can you give us an idea of what you would expect the combined growth rate to accelerate to? And I’m not familiar with how fast ESI has been growing over the last couple years. I’ll look it up, but haven’t—I don’t have the numbers off the top of my head.

John Lee: Yeah, Wes, it’s John. So I think if you look at the main market they’re in, which is flexible PCBAs, that’s a market growth rate that, depending on who you read, can go from 6% to 10% CAGR, and that’s a nice growth rate, and it’s because flexible PCBAs are an enabling technology that allows things like phones, smart phones and tablets and automotive types of products because they’re flexible and they’re high density. And so that’s the kind of growth rate that’s the major market they play in.

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Weston Twigg: Okay, that’s helpful. Thanks.

Jerry Colella: Thanks, Wes.

John Lee: You’re welcome.

Operator: There are no additional questions at this time. I would like to turn the call back to Jerry Colella for closing remarks.

Jerry Colella: Thank you for joining us on the call today. MKS continues its path to diversification as well as its path on sustainable and profitable growth. This move, along with others, is consistent with our vision formed and stated over five years ago. Thank you for joining us on the call today.

Operator: This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Electro Scientific Industries, Inc. (“ESI”) plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the transaction. Additionally, MKS Instruments, Inc. (“MKS”) and ESI will file other relevant documents with the SEC in connection with the transaction. The Proxy Statement and other documents to be filed with the SEC by MKS and ESI will contain important information about MKS, ESI, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement and other documents to be filed with the SEC by MKS and ESI carefully when they are available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by MKS and ESI through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from ESI by visiting the Investor Relations section of ESI web site (www.esi.com) or by directing a request to ESI, Attn: Investor Relations, at 13900 N.W. Science Park Drive, Portland, Oregon 97229.

MKS and ESI, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding MKS’ directors and executive officers is contained in MKS’ Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement dated March 28, 2018, which are filed with the SEC. Information regarding ESI’s directors and executive officers is contained in ESI’s Form 10-K for the fiscal year ended March 31, 2018 and its proxy statement dated July 10, 2018, which are filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts disclosed in each company’s respective proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other documents to be filed with the SEC by MKS and ESI when they are available.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between MKS and ESI, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about MKS’ or ESI’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should also be considered to be forward-looking statements. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are: the ability of the parties to complete the transaction; the risk that the conditions to the closing of the transaction, including receipt of required regulatory approvals and approval of ESI shareholders, are not satisfied in a timely manner or at all; litigation relating to the transaction; unexpected costs, charges or expenses resulting from the transaction; the risk that disruption from the proposed transaction materially and adversely affects the respective businesses and operations of MKS and ESI; the ability of MKS to realize the anticipated synergies, cost savings and other benefits of the proposed transaction, including the risk that the anticipated benefits from the proposed transaction may not be realized within the expected time period or at all; competition from larger or more established companies in the companies’ respective markets; MKS’ ability to successfully grow ESI’s business; potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the transaction; the ability of MKS to retain and hire key employees; legislative, regulatory and economic developments, including changing conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, the economy in general as well as fluctuations in net sales to MKS’ and ESI’s existing and prospective customers; the challenges, risks and costs involved with integrating the operations of the companies we have acquired, including ESI and MKS’ most recent acquisition of Newport Corporation; potential fluctuations in quarterly results, the terms of MKS’ term loan and the availability and terms of the financing to be incurred in connection with the transaction; dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC and in ESI’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and its most recent quarterly report filed with the SEC. MKS and ESI are under no obligation to, and expressly disclaim any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this document.